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                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Hasbro, Inc.:

We consent to use of our reports incorporated by reference in the Hasbro, Inc. Annual Report on Form 10-K for the fiscal year ended December 30, 2001, which is incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

Providence, Rhode Island
May 10, 2002